EXHIBIT 32

SECTION 1350 CERTIFICATIONS

To my knowledge, this Report on Form 10-Q for the period ended June 30, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of State Street Corporation.

Date: August 5, 2011	By:	/S/ JOSEPH L. HOOLEY
Joseph L. Hooley, Chairman, President and Chief Executive Officer

Date: August 5, 2011	By:	/S/ EDWARD J. RESCH
Edward J. Resch, Executive Vice President and Chief Financial Officer